Exhibit 99.1

Deciphera Pharmaceuticals Announces Retirement of Daniel L. Flynn, Ph.D., and Appointment of

Dashyant Dhanak, Ph.D., as Executive Vice President and Chief Scientific Officer

— Director Ron Squarer Appointed Chairperson of the Board; James A. Bristol, Ph.D., continues as Board Member —

WALTHAM, Mass.—(BUSINESS WIRE)—August 3, 2023— Deciphera Pharmaceuticals, Inc. (NASDAQ: DCPH), a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer, today announced that the Company’s Founder, Executive Vice President, and Chief Scientific Officer, Daniel L. Flynn, Ph.D., will retire effective September 5, 2023 and will transition to a role as Senior Advisor to the Company. Dashyant Dhanak, Ph.D., has been appointed Executive Vice President and Chief Scientific Officer effective September 5, 2023.

Dr. Dhanak brings over 30 years of experience in pharmaceutical research and development and joins Deciphera from Incyte Corporation where he was Executive Vice President and Chief Scientific Officer.

“On behalf of all my colleagues, I want to thank Dan for his vision to found Deciphera two decades ago as a company dedicated to improving the lives of people with cancer. It has been an honor to work alongside such a trailblazing researcher whose innovations in drug discovery now benefit thousands of cancer patients around the world and have the potential to continue making an impact for years to come thanks to our rich clinical and pre-clinical pipeline developed from the research engine that Dan created,” said Steve Hoerter, President and Chief Executive Officer of Deciphera Pharmaceuticals. “We are excited to build on our track record of innovation in drug discovery with the announcement that Dash Dhanak is joining Deciphera as our new Chief Scientific Officer. In addition to broad experience in drug discovery and development, Dash is a proven leader with a track record of advancing innovative oncology agents to the clinic. I look forward to working with Dash to continue to build a strong pipeline of novel therapies at Deciphera.”

“I am unbelievably proud of Deciphera’s progress and accomplishments in the years since I founded the company. We have grown from a small research team into a fully-integrated biotechnology company with capabilities from research to international commercialization, anchored as always by a culture that seeks to drive innovation to help patients as our first priority. Together, we have improved the quality of life for many cancer patients around the world,” said Dr. Flynn. “I am confident that the Company’s discovery and early-stage programs are in excellent hands with Dash, and under his leadership, I know Deciphera will develop additional important new medicines for the treatment of cancer.”

“It’s an honor to continue Dan’s legacy of innovation. I’m thrilled to join Deciphera at this pivotal time as it prepares to become a company with multiple approved medicines,” said Dr. Dhanak. “As Deciphera continues to mature as a commercial company, we remain driven to innovate and to discover new medicines to help patients with cancer.”

Prior to Deciphera, Dr. Dhanak served as Chief Scientific Officer and Executive Vice President at Incyte Corporation. Before joining Incyte in 2018, Dr. Dhanak was Vice President and Head of Discovery Sciences at Janssen Research & Development, and previously spent 25 years at GlaxoSmithKline in positions of increasing responsibility across multiple disease areas, including his final role as Vice President and Head of the Cancer Epigenetics Discovery Performance Unit. Dr. Dhanak received a B.Sc. in Chemistry from the University of Manchester Institute of Science and Technology and a Ph.D. from the University of London. He completed his postdoctoral research in Natural Product Synthesis at Northwestern University.

In addition, the Company announced today that Ron Squarer has been appointed Chairperson of the Board of Directors. Mr. Squarer has over 30 years of experience in the pharmaceutical and biotechnology industry and joined Deciphera as a Director in December 2019. Mr. Squarer served as Chief Executive Officer and a member of the board of directors of Array BioPharma, Inc. from 2012 until its acquisition by Pfizer Inc. in August 2019 following the successful commercial launches of both Braftovi® and Mektovi®. James A. Bristol, Ph.D., who has served as either Chairperson or Co-Chairperson since 2007, will remain a Board member of Deciphera.

“I want to recognize Jim Bristol’s tremendous leadership as Chairperson of the Deciphera board for over 15 years. Jim’s deep industry expertise has been invaluable in guiding our research activities, scaling our organization, and transforming Deciphera into a leading commercial-stage oncology company. We thank him for his exceptional stewardship as Chairperson and look forward to his continued contributions as a member of the board,” said Mr. Hoerter.

About Deciphera Pharmaceuticals

Deciphera is a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer. We are leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology to develop a broad portfolio of innovative medicines. In addition to advancing multiple product candidates from our platform in clinical studies, QINLOCK® is Deciphera’s switch-control inhibitor for the treatment of fourth-line GIST. QINLOCK is approved in Australia, Canada, China, the European Union, Hong Kong, Israel, Macau, New Zealand, Singapore, Switzerland, Taiwan, the United Kingdom, and the United States. For more information, visit www.deciphera.com and follow us on LinkedIn and Twitter (@Deciphera).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, the ability for Deciphera to develop additional important new medicines for the treatment of cancer and to become a company with multiple approved medicines. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, our ability to successfully demonstrate the efficacy and safety of our drug or drug candidates, the preclinical or clinical results for our product candidates, which may not support further development of such product candidates, comments, feedback and actions of regulatory agencies, our ability to commercialize QINLOCK and execute on our marketing plans for any drugs or indications that may be approved in the future, the inherent uncertainty in estimates of patient populations, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized and other risks identified in our Securities and Exchange Commission (SEC) filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The Deciphera logo and the QINLOCK® word mark and logo are registered trademarks and the Deciphera word mark is a trademark of Deciphera Pharmaceuticals, LLC.

Investor Relations:

Maghan Meyers

Argot Partners

Deciphera@argotpartners.com

212-600-1902

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902